Exhibit 13.1

Certification

     The certification set forth below is being submitted in connection with the Annual Report on Form 20-F for the year ended December 31, 2004 (the “Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

     Each of Nam-Ju Kim, Chief Executive Officer and Won-Seon Kim, Chief Financial Officer of Webzen Inc., certifies that, to the best of his knowledge:

1	.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2	.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Webzen Inc.

Date:	June 29, 2005

By:	/s/ Nam-Ju Kim

Name: Nam-Ju Kim
Title: Chief Executive Officer

By:	/s/ Won-Seon Kim

Name: Won-Seon Kim
Title: Chief Financial Officer